Exhibit 99.1
APi Group Reports Record Second Quarter 2026 Financial Results and Raises Full-Year 2026 Outlook
-Record second quarter net revenues of $2.3 billion, representing year-over-year growth of 13.3%, 10.1% on an organic basis-
-Record second quarter reported net income of $99 million with year-over-year growth of 28.6%-
-Record second quarter adjusted EBITDA of $311 million with year-over-year growth of 14.3% and adjusted EBITDA margin expansion of 10 basis points to 13.8%-
-Raising full-year guidance for net revenues and adjusted EBITDA-
New Brighton, Minnesota – July 30, 2026 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three and six months ended June 30, 2026.
Russ Becker, APi’s President and Chief Executive Officer stated: “We continued building on our strong start to the year in the second quarter, delivering over 10% organic revenue growth and adjusted EBITDA margin expansion year over year. Our results reflect continued strength in inspection, service, and monitoring revenues, as well as robust project activity across both segments. Following a strong first half, we enter the second half with great momentum, supported by record backlog exceeding $5 billion and disciplined execution of our M&A strategy. We are confident in our leaders’ abilities to execute our strategic priorities and drive continued progress toward our 10/16/60+ financial targets."
Second Quarter 2026 Consolidated Results:

	Three Months Ended June 30,
	2026	2025	Y/Y
Net revenues	$2,254	$1,990	13.3%
Organic net revenue growth (a)			10.1%

GAAP
Gross profit	$703	$615	14.3%
Gross margin	31.2%	30.9%	+30 bps

Net income	$99	$77	28.6%
Diluted EPS	$0.20	$0.16	25.0%

Adjusted non-GAAP comparison
Adjusted gross profit	$704	$620	13.5%
Adjusted gross margin	31.2%	31.2%	—

Adjusted EBITDA	$311	$272	14.3%
Adjusted EBITDA margin	13.8%	13.7%	+10 bps

Adjusted net income	$195	$164	18.9%
Adjusted diluted EPS	$0.44	$0.39	12.8%
Notes: Amounts in millions, except per share data. Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures and the impact of changes due to foreign currency translation.

•Reported net revenues increased by 13.3% (10.1% organic) driven by solid growth in inspection, service, and monitoring revenues, robust growth in project revenues, acquisitions, and pricing improvements.
•Reported gross margin increased by 30 basis points while adjusted gross margin was unchanged compared to the prior year period. Margins increased in both project and service revenues, driven by disciplined customer and project selection and pricing improvements, offset by project and business mix.
•Reported net income was $99 million and diluted EPS was $0.20. Adjusted net income was $195 million and adjusted diluted EPS was $0.44, representing a 12.8% increase compared to the prior year period. The increase in adjusted diluted EPS was driven by strong revenue growth and adjusted EBITDA margin expansion, partially offset by an increase in the adjusted diluted weighted average shares outstanding.
•Adjusted EBITDA increased by 14.3% (13.1% on a fixed currency basis) compared to the prior year period and adjusted EBITDA margin increased 10 basis points to 13.8%. Growth in adjusted EBITDA margin was driven by strong revenue growth resulting in favorable SG&A leverage.
Second Quarter 2026 Safety Services Segment Results:

	Three Months Ended June 30,
	2026	2025	Y/Y
Safety Services
Net revenues	$1,482	$1,362	8.8%
Organic net revenue growth (a)			4.7%

GAAP
Gross profit	$554	$501	10.6%
Gross margin	37.4%	36.8%	+60 bps

Segment earnings	$252	$232	8.6%
Segment earnings margin	17.0%	17.0%	—

Adjusted non-GAAP comparison
Adjusted gross profit	$555	$506	9.7%
Adjusted gross margin	37.4%	37.2%	+20 bps
Notes: Amounts in millions. Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures and the impact of changes due to foreign currency translation.
•Reported net revenues increased by 8.8% (4.7% organic) driven by solid growth in inspection, service, and monitoring revenues, growth in project revenues, acquisitions, pricing improvements, and impacts of foreign exchange translation.
•Reported and adjusted gross margin increased by 60 and 20 basis points, respectively, compared to the prior year period. This was driven by disciplined customer and project selection and pricing improvements, resulting in margin expansion in inspection, service, and monitoring revenues and project revenues, partially offset by mix.
•Reported segment earnings increased by 8.6% (7.7% on a fixed currency basis) compared to the prior year period. Segment earnings margin was unchanged compared to the prior year period, primarily driven by adjusted gross margin expansion, offset by increased SG&A expenses.

Second Quarter 2026 Specialty Services Segment Results:

	Three Months Ended June 30,
	2026	2025	Y/Y
Specialty Services
Net revenues	$773	$629	22.9%
Organic net revenue growth (a)			22.0%

GAAP
Gross profit	$149	$114	30.7%
Gross margin	19.3%	18.1%	+120 bps

Segment earnings	$92	$71	29.6%
Segment earnings margin	11.9%	11.3%	+60 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$149	$114	30.7%
Adjusted gross margin	19.3%	18.1%	+120 bps
Notes: Amounts in millions. Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenues increased by 22.9% (22.0% organic) driven by robust growth in both project and service revenues.
•Reported and adjusted gross margin increased by 120 basis points compared to the prior year period driven by disciplined customer and project selection and pricing improvements, resulting in margin expansion in service and project revenues.
•Reported segment earnings increased by 29.6% compared to the prior year period. Segment earnings margin was 11.9%, representing a 60 basis point increase compared to the prior year period, driven by adjusted gross margin expansion, partially offset by SG&A expenses, including variable compensation expense.
Guidance:
APi increases its full-year 2026 guidance for net revenues and adjusted EBITDA.
• Net Revenues of $8,875 to $9,025 million, up from the guidance provided on July 2, 2026 of $8,660 to $8,860 million
• Adjusted EBITDA of $1,205 to $1,245 million, up from the guidance provided on July 2, 2026 of $1,177 to $1,237 million
• Adjusted Free Cash Flow Conversion of 115%, based on adjusted net income

APi announces its guidance for the third quarter of 2026.
•Net Revenues of $2,375 to $2,425 million
•Adjusted EBITDA of $325 to $335 million
Conference Call:
APi will host a webcast and conference call to discuss its financial results at 8:30 a.m. ET on Thursday, July 30, 2026. Participants on the call will include Russell A. Becker, President and Chief Executive Officer, and David Jackola, EVP and Chief Financial Officer. The conference call can be accessed by registering online using the links below. Analysts will receive dial-in information as well as a conference ID once registered.

Webcast Link: https://events.q4inc.com/attendee/781429281

Analysts Link: https://events.q4inc.com/analyst/781429281?pwd=2Kq4r26b

A replay of the webcast will be available shortly after the live event via the webcast link above.

About APi:
APi Group is a global, market-leading business services company providing statutorily mandated and contracted services across its Safety Services and Specialty Services segments, including fire and life safety, electronic security, elevator and escalator, and infrastructure services. With more than 600 locations in over 20 countries, APi is built on a century of expertise, a people-first culture, and its purpose of Building Great Leaders®. In 2026, APi is celebrating its 100-year anniversary and its debut on the Fortune 500. More information is available at www.apigroup.com.
Investor Relations and Media Inquiries:
Adam Walters
Senior Director of Investor Relations
Tel: +1 920-419-5432
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Please note that in this document the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma,” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this document, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions, and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the supplies and materials the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s international operations, including changes in tariff and trade policies, import and export restrictions, retaliatory trade measures, sanctions, and other governmental actions that may affect the cost, timing, or viability of the Company's cross-border operations and supply chains; (iv) failure to realize the anticipated benefits of our acquisitions and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection-first strategy or to realize the expected service revenue from such inspections; (vi) failure to realize expected benefits from the Company’s other business strategies, including the Company’s disciplined approach to customer and project selection and the Company’s asset-light, services-focused business model and its expected impact on future capital expenditures; (vii) risks associated with the Company’s decentralized business model and participation in joint ventures; (viii) improperly managed projects or project delays; (ix) risks associated with the implementation and maintenance of the Company's enterprise resource planning systems and cloud-based platforms, including potential disruptions to operations, cost overruns, delays, and impacts on internal controls over financial reporting; (x) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (xi) the Company’s level of indebtedness; (xii) risks associated with the Company’s contract portfolio; and (xiii) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors.” Given these risks and uncertainties, investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this document speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this document.

Non-GAAP Financial Measures
This document contains non-U.S. GAAP financial measures within the meaning of Regulation G. Management uses these measures to evaluate the Company's performance and believes they are useful to investors because they (a) reflect the same tools management uses to assess performance and prospects, (b) facilitate peer comparison, (c) provide consistent period-to-period comparisons, and (d) in the case of adjusted EBITDA, determine certain elements of executive incentive compensation.
•Adjusted gross profit, adjusted SG&A, adjusted net income, and adjusted diluted EPS exclude amortization of intangible assets, restructuring costs, contingent consideration and compensation, acquisition and divestiture related expenses, systems and business enablement expenses, business process transformation expenses, and other miscellaneous items, as further described in the reconciliation tables. These adjustments remove items management does not consider indicative of the Company's core ongoing operational performance.
•Adjusted EBITDA is net income before interest, taxes, depreciation, and amortization, further adjusted to exclude the same items listed above plus non-service pension cost. Adjusted EBITDA margin is adjusted EBITDA divided by net revenues.
•Organic net revenue growth excludes the impacts of material acquisitions, material divestitures, and foreign currency translation from year-over-year revenue comparisons. Fixed currency measures translate results at exchange rates established by management at the beginning of 2026. An acquisition or divestiture is considered material based on management's assessment of its significance to comparability; this threshold is applied consistently across periods.
•Adjusted free cash flow is cash provided by operating activities, adjusted for the cash impact of the same items excluded from adjusted EBITDA, less capital expenditures. Adjusted free cash flow conversion is adjusted free cash flow as a percentage of adjusted net income.
•Net leverage ratio is calculated in accordance with the Company’s debt agreements and includes pro forma adjustments for acquisitions and cost savings not reflected in adjusted EBITDA; see the Company’s SEC filings for the covenant EBITDA definition.
These measures are supplemental and should not be considered a substitute for, or superior to, GAAP financial measures, and may differ from similarly titled measures used by other companies. Reconciliations to the most directly comparable GAAP measures are included in this document.
The Company is unable to provide a quantitative reconciliation of forward-looking adjusted EBITDA, organic net revenue growth, and adjusted free cash flow conversion to GAAP without unreasonable effort, as the amounts and timing of reconciling items – including acquisition-related costs, systems and business enablement expenses, restructuring costs, and other charges – are inherently uncertain and could be significant.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues	$2,254	$1,990	$4,236	$3,709
Cost of revenues	1,551	1,375	2,913	2,552
Gross profit	703	615	1,323	1,157
Selling, general, and administrative expenses	528	472	1,045	930
Operating income	175	143	278	227
Interest expense, net	36	37	66	75
Investment expense (income) and other, net	1	(2)	3	(2)
Other expense, net	37	35	69	73
Income before income taxes	138	108	209	154
Income tax provision	39	31	53	42
Net income	99	77	156	112
Net income attributable to common shareholders:
Income allocable to Series A Preferred Stock	(10)	(8)	(16)	(12)
Net income attributable to common shareholders	$89	$69	$140	$100
Net income per common share:
Basic	$0.21	$0.17	$0.32	$0.24
Diluted	0.20	0.16	0.32	0.24
Weighted average shares outstanding:
Basic	433	415	432	416
Diluted	437	428	436	422

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$851	$912
Accounts receivable, net of allowances	1,706	1,563
Inventories	172	145
Contract assets	630	484
Prepaid expenses and other current assets	171	125
Total current assets	3,530	3,229
Property and equipment, net	429	397
Operating lease right-of-use assets	303	301
Goodwill	3,643	3,167
Intangible assets, net	1,736	1,584
Deferred tax assets	20	40
Pension and post-retirement assets	129	129
Other assets	157	89
Total assets	$9,947	$8,936
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$306	$5
Accounts payable	554	526
Accrued liabilities	766	827
Contract liabilities	815	694
Operating and finance leases	100	98
Total current liabilities	2,541	2,150
Long-term debt, less current portion	3,217	2,754
Pension and post-retirement obligations	48	50
Operating and finance leases	219	215
Deferred tax liabilities	248	205
Other noncurrent liabilities	158	154
Total liabilities	6,431	5,528
Total shareholders’ equity	3,516	3,408
Total liabilities and shareholders’ equity	$9,947	$8,936

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$156	$112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	173	161
Restructuring charges, net of cash paid	(4)	(2)
Deferred taxes	(1)	(1)
Share-based compensation expense	23	21
Profit-sharing expense	15	14
Non-cash lease expense	61	56
Net periodic pension cost	12	11
Other, net	(2)	2
Changes in operating assets and liabilities, net of effects of acquisitions:	(265)	(229)
Net cash provided by operating activities	168	145

Cash flows from investing activities:
Acquisitions, net of cash acquired	(816)	(111)
Purchases of property and equipment	(49)	(39)
Proceeds from sales of property and equipment	4	10
Net cash used in investing activities	(861)	(140)

Cash flows from financing activities:
Net short-term debt	280	—
Proceeds from long-term borrowings	795	—
Payments on long-term borrowings	(303)	(4)
Payments of debt issuance costs	(16)	—
Repurchases of common stock	(66)	(75)
Payments of acquisition-related consideration	(13)	(2)
Restricted shares tendered for taxes	(38)	(20)
Net cash provided by (used in) financing activities	639	(101)
Effect of foreign currency exchange rate change on cash, cash equivalents, and restricted cash	(8)	28
Net decrease in cash, cash equivalents, and restricted cash	(62)	(68)
Cash, cash equivalents, and restricted cash, beginning of period	913	501
Cash, cash equivalents, and restricted cash, end of period	$851	$433

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic Change in Net Revenues (non-GAAP)
(Unaudited)
Organic change in net revenues

	Three Months Ended June 30, 2026
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	8.8%	1.2%	7.6%	2.9%	4.7%
Specialty Services	22.9%	—%	22.9%	0.9%	22.0%
Consolidated	13.3%	0.9%	12.4%	2.3%	10.1%

	Six Months Ended June 30, 2026
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	10.2%	2.8%	7.4%	2.3%	5.1%
Specialty Services	24.0%	—%	24.0%	0.8%	23.2%
Consolidated	14.2%	2.0%	12.2%	1.9%	10.3%
Notes:
(a)Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2026.
(b)Amount represents the year-over-year change after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.
(c)Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from material divestitures for all periods for businesses divested as of June 30, 2026.
(d)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, material divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross Profit and Adjusted Gross Profit (non-GAAP)
SG&A and Adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)
Adjusted gross profit

		Three Months Ended June 30,		Six Months Ended June 30,
		2026	2025	2026	2025

Gross profit (as reported)		$703	$615	$1,323	$1,157
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	1	4	1	7
Restructuring program related costs	(b)	—	1	—	1
Adjusted gross profit		$704	$620	$1,324	$1,165

Net revenues		$2,254	$1,990	$4,236	$3,709
Adjusted gross margin		31.2%	31.2%	31.3%	31.4%

Adjusted SG&A

		Three Months Ended June 30,		Six Months Ended June 30,
		2026	2025	2026	2025
Selling, general, and administrative expenses ("SG&A") (as reported)		$528	$472	$1,045	$930
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(c)	(67)	(55)	(130)	(112)
Contingent consideration and compensation	(d)	1	—	1	(1)
Systems and business enablement	(e)	(25)	(18)	(52)	(30)
Business process transformation expenses	(f)	—	—	—	(4)
Acquisition and divestiture related expenses	(g)	(9)	(11)	(28)	(14)
Restructuring program related costs	(b)	—	(11)	—	(14)
Other	(h)	(8)	(1)	(7)	(3)
Adjusted SG&A expenses		$420	$376	$829	$752

Net revenues		$2,254	$1,990	$4,236	$3,709
Adjusted SG&A as a % of net revenues		18.6%	18.9%	19.6%	20.3%
Notes:
(a)Adjustment to reflect the elimination of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(c)Adjustment to reflect the elimination of amortization expense.
(d)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(e)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(f)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(g)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(h)Adjustment includes various miscellaneous non-recurring items, such as gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and costs associated with debt refinancing and other miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2026	2025	2026	2025

Net income (as reported)		$99	$77	$156	$112
Adjustments to reconcile net income to EBITDA:
Interest expense, net		36	37	66	75
Income tax provision		39	31	53	42
Depreciation		21	22	42	42
Amortization		68	59	131	119
EBITDA		263	226	448	390
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	(1)	—	(1)	1
Non-service pension cost	(b)	5	5	10	9
Systems and business enablement	(c)	25	18	52	30
Business process transformation expenses	(d)	—	—	—	4
Acquisition and divestiture related expenses	(e)	9	11	28	14
Restructuring program related costs	(f)	—	11	—	14
Other	(g)	10	1	9	3
Adjusted EBITDA		$311	$272	$546	$465

Net revenues		$2,254	$1,990	$4,236	$3,709
Adjusted EBITDA margin		13.8%	13.7%	12.9%	12.5%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(b)Adjustment to reflect the elimination of non-service pension cost, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses.
(c)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(e)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and costs associated with debt refinancing and other miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income before Income Tax, Net Income and EPS and
Adjusted Income before Income Tax, Net Income and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2026	2025	2026	2025
Income before income tax provision (as reported)		$138	$108	$209	$154
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	68	59	131	119
Contingent consideration and compensation	(b)	(1)	—	(1)	1
Non-service pension cost	(c)	5	5	10	9
Systems and business enablement	(d)	25	18	52	30
Business process transformation expenses	(e)	—	—	—	4
Acquisition and divestiture related expenses	(f)	9	11	28	14
Restructuring program related costs	(g)	—	11	—	14
Other	(h)	10	1	9	3
Adjusted income before income tax provision		$254	$213	$438	$348

Income tax provision (as reported)		$39	$31	$53	$42
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(i)	20	18	48	38
Adjusted income tax provision		$59	$49	$101	$80

Adjusted income before income tax provision		$254	$213	$438	$348
Adjusted income tax provision		59	49	101	80
Adjusted net income		$195	$164	$337	$268

Diluted weighted average shares outstanding (as reported)		437	428	436	422
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of Series A Preferred Stock	(j)	3	(5)	3	—
Adjusted diluted weighted average shares outstanding		440	423	439	422

Adjusted diluted EPS		$0.44	$0.39	$0.77	$0.64
Notes:
(a)Adjustment to reflect the elimination of amortization expense.
(b)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(c)Adjustment to reflect the elimination of non-service pension cost, which consists of interest cost, expected return on plan assets, and amortization of actuarial gains/losses.
(d)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(f)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and costs associated with debt refinancing and other miscellaneous capital market activities.
(i)Adjustment to reflect an adjusted effective tax rate of 23% which reflects the Company's estimated expectations for taxes to be paid on its adjusted non-GAAP earnings.
(j)Adjustment reflects the addition of the dilutive impact of 6 million shares associated with the deemed conversion of Series A Preferred Stock, when adjusted for the stock split, offset by the adjustment of the assumed dividend payable to the Series A Preferred Stock holders at year-end.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2026 (a)	2025 (a)	2026 (a)	2025 (a)
Safety Services
Net revenues		$1,482	$1,362	$2,897	$2,629
Adjusted gross profit		555	506	1,082	975
Segment earnings		252	232	482	431

Adjusted gross margin		37.4%	37.2%	37.3%	37.1%
Segment earnings margin		17.0%	17.0%	16.6%	16.4%

Specialty Services
Net revenues		$773	$629	$1,342	$1,082
Adjusted gross profit		149	114	242	190
Segment earnings		92	71	131	100

Adjusted gross margin		19.3%	18.1%	18.0%	17.6%
Segment earnings margin		11.9%	11.3%	9.8%	9.2%

Total net revenues before corporate and eliminations	(b)	$2,255	$1,991	$4,239	$3,711
Total segment earnings before corporate and eliminations	(b)	344	303	613	531
Segment earnings margin before corporate and eliminations	(b)	15.3%	15.2%	14.5%	14.3%

Corporate and Eliminations
Net revenues		$(1)	$(1)	$(3)	$(2)
Adjusted EBITDA		(33)	(31)	(67)	(66)

Total Consolidated
Net revenues		$2,254	$1,990	$4,236	$3,709
Adjusted gross profit		704	620	1,324	1,165
Adjusted EBITDA		311	272	546	465

Adjusted gross margin		31.2%	31.2%	31.3%	31.4%
Adjusted EBITDA margin		13.8%	13.7%	12.9%	12.5%
Notes:
(a)Information derived from non-GAAP reconciliations included elsewhere in this document.
(b)Calculated from results of the Company's reportable segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended June 30, 2026				Three Months Ended June 30, 2025
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,482	$—		$1,482	$1,362	$—		$1,362
Cost of revenues	928	(1)	(a)	927	861	(4)	(a)	856
						(1)	(b)
Gross profit	$554	$1		$555	$501	$5		$506
Gross margin	37.4%			37.4%	36.8%			37.2%

Specialty Services
Net revenues	$773	$—		$773	$629	$—		$629
Cost of revenues	624	—		624	515	—		515
Gross profit	$149	$—		$149	$114	$—		$114
Gross margin	19.3%			19.3%	18.1%			18.1%

Corporate and Eliminations
Net revenues	$(1)	$—		$(1)	$(1)	$—		$(1)
Cost of revenues	(1)	—		(1)	(1)	—		(1)

Total Consolidated
Net revenues	$2,254	$—		$2,254	$1,990	$—		$1,990
Cost of revenues	1,551	(1)	(a)	1,550	1,375	(4)	(a)	1,370
						(1)	(b)
Gross profit	$703	$1		$704	$615	$5		$620
Gross margin	31.2%			31.2%	30.9%			31.2%
Notes:
(a)Adjustment to reflect the elimination of amortization expense related to backlog intangible assets.
(b)Adjustments to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Six Months Ended June 30, 2026				Six Months Ended June 30, 2025
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$2,897	$—		$2,897	$2,629	$—		$2,629
Cost of revenues	1,816	(1)	(a)	1,815	1,662	(7)	(a)	1,654
		—	(b)			(1)	(b)
Gross profit	$1,081	$1		$1,082	$967	$8		$975
Gross margin	37.3%			37.3%	36.8%			37.1%

Specialty Services
Net revenues	$1,342	$—		$1,342	$1,082	$—		$1,082
Cost of revenues	1,100	—		1,100	892	—		892
Gross profit	$242	$—		$242	$190	$—		$190
Gross margin	18.0%			18.0%	17.6%			17.6%

Corporate and Eliminations
Net revenues	$(3)	$—		$(3)	$(2)	$—		$(2)
Cost of revenues	(3)	—		(3)	(2)	—		(2)

Total Consolidated
Net revenues	$4,236	$—		$4,236	$3,709	$—		$3,709
Cost of revenues	2,913	(1)	(a)	2,912	2,552	(7)	(a)	2,544
		—	(b)			(1)	(b)
Gross profit	$1,323	$1		$1,324	$1,157	$8		$1,165
Gross margin	31.2%			31.3%	31.2%			31.4%
Notes:
(a)Adjustment to reflect the elimination of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2026	2025	2026	2025
Corporate and Eliminations
Income before income taxes		$(91)	$(77)	$(182)	$(160)
Interest expense, net		25	29	46	58
Depreciation		2	1	4	2
Amortization		—	1	2	2
Systems and business enablement	(a)	14	11	29	21
Business process transformation expenses	(b)	—	—	—	3
Acquisition and divestiture related expenses	(c)	7	4	25	7
Other	(d)	10	—	9	1
Corporate and Eliminations adjusted EBITDA		$(33)	$(31)	$(67)	$(66)
Notes:
(a)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(b)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(c)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(d)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and costs associated with debt refinancing and other miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in Segment Earnings (non-GAAP)
(Unaudited)
Change in Segment earnings

	Three Months Ended June 30, 2026
	Change in Segment earnings (public rates)	Foreign currency translation (a)	Change in Segment earnings (fixed currency) (b)
Safety Services	8.6%	0.9%	7.7%
Specialty Services	29.6%	—%	29.6%
Consolidated	14.3%	1.2%	13.1%

	Six Months Ended June 30, 2026
	Change in Segment earnings (public rates)	Foreign currency translation (a)	Change in Segment earnings (fixed currency) (b)
Safety Services	11.8%	2.2%	9.6%
Specialty Services	31.0%	—%	31.0%
Consolidated	17.4%	2.2%	15.2%
Notes:
(a)Represents the effect of foreign currency on reported segment earnings, calculated as the difference between reported segment earnings and segment earnings at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2026.
(b)Amount represents the year-over-year change after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free Cash Flow and Adjusted Free Cash Flow and Conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2026	2025	2026	2025
Net cash provided by operating activities (as reported)		$83	$83	$168	$145
Less: Purchases of property and equipment		(31)	(27)	(49)	(39)
Free cash flow		52	56	119	106
Add: Cash payments related to following items:
Contingent compensation	(a)	—	—	1	1
Systems and business enablement	(b)	30	26	66	42
Business process transformation expenses	(c)	—	—	—	4
Acquisition and divestiture related expenses	(d)	9	7	27	10
Restructuring program related payments	(e)	4	3	6	12
Other	(f)	8	8	9	11
Adjusted free cash flow		$103	$100	$228	$186

Adjusted net income		$195	$164	$337	$268
Adjusted free cash flow as a % of adjusted net income		52.8%	61.0%	67.7%	69.4%
Notes:
(a)Adjustment to reflect the elimination of expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(b)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(c)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(d)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(e)Adjustment to reflect payments made for restructuring programs and related costs.
(f)Adjustment includes various miscellaneous non-recurring items, including costs associated with debt refinancing and capital market activity and costs or gains/losses associated with any one-time fixed asset acquisitions or dispositions.